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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-45908) of our report dated February 29, 2000 relating to the consolidated financial statements, which appears in Global Marine Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 29, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" and "Independent Accountants" in such Amendment.

PricewaterhouseCoopers LLP
Houston, Texas

September 28, 2000